UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2022

Avient Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2022, Avient Corporation (the “Company”), an Ohio corporation, entered into a definitive asset purchase agreement (the “Agreement”) with Hilo Group Buyer, LLC, a Delaware limited liability company (“Purchaser”).

Pursuant to the terms of the Agreement, Purchaser has agreed to acquire the Company’s Distribution business segment for $950 million in cash, subject to a customary working capital adjustment (the “Sale”).

The Agreement contains customary representations, warranties, termination rights, covenants and agreements, including, among others, that each party will use reasonable best efforts to complete the transaction. The closing of the Sale will be completed upon the receipt of regulatory approvals and the satisfaction or waiver of customary closing conditions. Purchaser has secured committed financing, consisting of a combination of equity and debt financing, and the Agreement does not contain financing conditions.

Item 7.01.	Regulation FD Disclosure.

On August 12, 2022, the Company issued a press release announcing the Sale. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference. The press release shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Number	Exhibit

99.1	Press Release

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Senior Vice President, General Counsel and Secretary

Dated: August 12, 2022